UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2020

CIRCOR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-14962	04-3477276
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

30 CORPORATE DRIVE, SUITE 200
Burlington,	MA		01803-4238
(Address of principal executive offices and Zip Code)			(Zip Code)

(781) 270-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CIR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On January 13, 2020, the Board of Directors (the “Board”) of CIRCOR International, Inc. (the “Company”) elected Jill D. Smith to the Board as a Class II director, effective as of January 15, 2020, expanding the Board to eight members. The Board has determined that Ms. Smith qualifies as an independent director in accordance with the New York Stock Exchange listing standards.
Ms. Smith brings significant experience as an international business leader, including 17 years as chief executive officer of public and private companies in technology and information services. Most recently, Ms. Smith served as President and Chief Executive Officer and director of Allied Minds plc, an intellectual property commercialization company focused on technology and life sciences from 2017 to 2019. Previously, she served as Chairman, Chief Executive Officer and President of DigitalGlobe Inc., a global provider of satellite imagery products and services from 2005 to 2011, following which she served as director of several companies.

Ms. Smith started her career as a consultant at Bain & Company, where she rose to become Partner. She then joined Sara Lee as Vice President and subsequently went on to serve as President and Chief Executive Officer of eDial, a VoIP collaboration company. She was also President and Chief Executive Officer of SRDS, a business-to-business publishing firm. Furthermore, she served as Chief Operating Officer of Micron Electronics, and co-founded and led Treacy & Company, a consulting and boutique investment firm.

Ms. Smith currently serves on the board of J.M. Huber (since 2012) and R1 RCM (since 2019).  She previously served as a director of Gemalto NV from 2016-2018, Endo International from 2012 to 2018 and of Hexagon AB from 2013 to 2017, Soundbite Communication from 2012 to 2013 and Elster-SmartMeter from 2011 to 2012.

Ms. Smith has not yet been appointed to any Board committees. At the time of appointment, the Company will update this Form 8-K with the relevant information. As a non-employee director, Ms. Smith is entitled to receive compensation in accordance with the Company's non-employee director compensation arrangements described under the caption “Director Compensation” in the Company's Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 29, 2019. In addition, Ms. Smith will enter into an indemnification agreement with the Company in substantially the same form that the Company has entered into with its other directors, a copy of which is filed as Exhibit 10.12 to the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission on March 12, 2003.
There was no arrangement or understanding between Ms. Smith and any other persons pursuant to which Ms. Smith was elected as a director. Ms. Smith has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCOR INTERNATIONAL, INC.
January 15, 2020	/s/ Scott A. Buckhout
Scott A. Buckhout
President and Chief Executive Officer